Exhibit 99.1

Contact: Charles Lambert Managing Director – Capital Markets Medical Properties Trust, Inc. (205) 397-8897 clambert@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS

37% INCREASE IN SECOND QUARTER

NORMALIZED FFO PER SHARE

Successful Execution of Growth Strategies Yields 46% Gain in Revenue

Birmingham, AL – August 9, 2012 – Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) today announced financial and operating results for the second quarter ended June 30, 2012.

SECOND QUARTER AND RECENT HIGHLIGHTS

•	Achieved second quarter Normalized Funds from Operations (“FFO”) and Adjusted FFO (“AFFO”) per diluted share of $0.22 each compared to $0.16 in second quarter of 2011;

•	Added new assets including $100 million investment in acute care hospital and $26 million investment in post-acute care developments;

•	Restructured Prime Healthcare investments through master lease and other cross-collateralization arrangements; and

•	Paid 2012 second quarter cash dividend of $0.20 per share.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and AFFO, all on a comparable basis to 2011 periods.

“High quality hospitals, like those Medical Properties Trust invests in, will remain a cornerstone of the U.S. healthcare system,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “Regardless of which reform legislation may be enacted, the healthcare system in the U.S. is expected to continue its focus on policy that supports the intersection of improved patient outcomes and cost savings. MPT’s high quality hospital operators are well-positioned to capitalize on this long-term trend.”

OPERATING RESULTS

Second quarter 2012 total revenues increased 46% and Normalized FFO per share increased 37% compared to the second quarter of 2011. The improvements are the result of MPT’s continued successful execution of the growth and investment strategies the Company implemented in 2010. Since that time, MPT has raised capital and made hospital investments totaling more than $1.0 billion with average returns of more than 10%.

“When we restarted our investment program after waiting out the uncertainty and volatility of 2008 and 2009, we raised significant amounts of capital with the goal of creating a solid foundation to support long-term, profitable growth,” continued Mr. Aldag. “Our per-share results in the second quarter illustrate the benefits of our long-term investment strategy and validate our commitment to investing in high quality hospital operators. Per share Normalized FFO was substantially above the $0.20 dividend we paid last month, resulting in a payout ratio of 91%. This ratio is expected to be approximately 75% in early 2013. As we continue to execute our growth strategy and drive the payout ratio down, we believe we will be well positioned to continue to support initiatives that will enhance shareholder value.”

PORTFOLIO UPDATE AND FUTURE OUTLOOK

In the second quarter of 2012, the Company commenced two previously announced development projects: a 40-bed, $16.6 million inpatient rehabilitation facility with Ernest Health in Lafayette, IN; and a 26-bed, $9.4 million inpatient rehabilitation facility on the campus of an existing long-term acute care hospital leased by Post Acute Medical in Victoria, TX.

“The Lafayette, IN and Victoria, TX projects both demonstrate the current and future value to MPT shareholders of our close relationships with our tenants,” continued Aldag. “Upon completion of the Lafayette hospital, MPT will earn lease revenue pursuant to its master lease agreement with Ernest Health, and in addition will receive approximately 80% of the hospital’s operating earnings with no additional investment. The Victoria, TX project will be the sixth hospital that Post Acute Medical leases from MPT, two of which share operating earnings with MPT.”

At June 30, 2012, the Company had total real estate and related investments of approximately $2 billion comprised of 79 healthcare properties in 23 states leased to 21 hospital operating companies. In July 2012, the Company completed a $100 million mortgage loan investment secured by the Centinela Hospital Medical Center in Inglewood, CA, and restructured its leases to Prime Healthcare as a master lease structure. Among other benefits of the restructure, the lease terms were extended, a minimum annual rent escalator was established and all of MPT’s Prime Healthcare leases and loans were effectively cross-defaulted and cross-collateralized.

Based on the Company’s asset portfolio and capitalization as of June 30, 2012, the $100 million Centinela Hospital Medical Center mortgage loan, placement into service of the three Emerus emergency hospitals during the upcoming fourth quarter, and $200 million in anticipated fourth quarter acquisitions, the Company reaffirmed its expectation that calendar year 2012 Normalized FFO will approximate $0.85 per share.

For 2013, these guidance assumptions would result in a Normalized FFO run rate of approximately $1.06 per share excluding the impact of the effects of potential 2013 acquisition and financing activities.

Guidance estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, new interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates will change if the Company acquires additional assets, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, assets are sold, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, August 9, 2012 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended June 30, 2012. The dial-in telephone numbers for the conference call 866-761-0748 (U.S.) and 617-614-2706 (International); using passcode 69186319. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available from shortly after the completion through August 23, 2012. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 32123617.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2012	December 31, 2011
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,261,434,290	$1,224,972,901
Construction in progress and other	14,411,210	30,902,348
Real estate held for sale	—	17,636,900
Net investment in direct financing leases	201,156,004	—
Mortgage loans	265,000,000	165,000,000

Gross investment in real estate assets	1,742,001,504	1,438,512,149
Accumulated depreciation and amortization	(119,271,184)	(101,851,082)

Net investment in real estate assets	1,622,730,320	1,336,661,067

Cash and cash equivalents	127,638,726	102,725,906
Interest and rent receivable	38,038,382	29,862,106
Straight-line rent receivable	36,973,184	33,993,032
Other loans	159,718,396	74,839,459
Deferred financing costs	22,824,562	18,285,175
Other assets	30,607,770	25,506,974

Total Assets	$2,038,531,340	$1,621,873,719

Liabilities and Equity
Liabilities
Debt, net	$900,204,302	$689,848,981
Accounts payable and accrued expenses	59,087,287	51,124,723
Deferred revenue	22,496,038	23,307,074
Lease deposits and other obligations to tenants	29,161,167	28,777,787

Total liabilities	1,010,948,794	793,058,565

Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 250,000,000 shares; issued and outstanding - 134,590,586 shares at June 30, 2012 and 110,786,183 shares at December 31, 2011	134,591	110,786
Additional paid in capital	1,279,028,700	1,055,255,776
Distributions in excess of net income	(238,541,336)	(214,058,258)
Accumulated other comprehensive income (loss)	(12,777,066)	(12,230,807)
Treasury shares, at cost	(262,343)	(262,343)

Total Equity	1,027,582,546	828,815,154

Total Liabilities and Equity	$2,038,531,340	$1,621,873,719

(A)	Financials have been derived from the prior year audited financials.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
		(A)		(A)
Revenues
Rent billed	$32,722,394	$27,641,591	$64,369,966	$54,556,469
Straight-line rent	1,428,213	2,045,269	2,876,749	3,755,580
Income from direct financing leases	5,370,844	—	7,206,004	—
Interest and fee income	11,548,153	5,268,801	19,490,573	10,550,434

Total revenues	51,069,604	34,955,661	93,943,292	68,862,483
Expenses
Real estate depreciation and amortization	8,788,205	7,914,831	17,420,101	15,346,932
Real estate impairment charge	—	564,005	—	564,005
Property-related	639,069	212,461	871,717	237,176
Acquisition expenses	279,258	616,081	3,704,270	2,656,053
General and administrative	6,697,114	7,818,053	14,288,670	14,692,315

Total operating expenses	16,403,646	17,125,431	36,284,758	33,496,481

Operating income	34,665,958	17,830,230	57,658,534	35,366,002
Other income (expense)
Interest and other income (expense)	(16,398)	19,120	(31,721)	(64,167)
Earnings from equity and other interests	879,086	1,507	879,086	70,392
Debt refinancing costs	—	(3,788,998)	—	(3,788,998)
Interest expense	(14,888,627)	(12,386,060)	(27,684,627)	(20,525,376)

Net other expense	(14,025,939)	(16,154,431)	(26,837,262)	(24,308,149)

Income from continuing operations	20,640,019	1,675,799	30,821,272	11,057,853
Income (loss) from discontinued operations	(1,279,587)	1,007,255	(854,611)	2,449,184

Net income	19,360,432	2,683,054	29,966,661	13,507,037
Net income attributable to non-controlling interests	(44,163)	(43,409)	(86,522)	(87,786)

Net income attributable to MPT common stockholders	$19,316,269	$2,639,645	$29,880,139	$13,419,251

Earnings per common share - basic and diluted:
Income from continuing operations	$0.15	$0.01	$0.23	$0.10
Income (loss) from discontinued operations	(0.01)	0.01	—	0.02

Net income attributable to MPT common stockholders	$0.14	$0.02	$0.23	$0.12

Dividends declared per common share	$0.20	$0.20	$0.40	$0.40

Weighted average shares outstanding - basic	134,714,505	110,589,329	129,810,431	110,494,506
Weighted average shares outstanding - diluted	134,714,505	110,600,421	129,810,431	110,504,105

(A)	Financials have been restated to reclass the operating results of certain properties sold in December 2011 and June 2012 to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
		(A)		(A)
FFO information:
Net income attributable to MPT common stockholders	$19,316,269	$2,639,645	$29,880,139	$13,419,251
Participating securities’ share in earnings	(238,167)	(281,310)	(490,034)	(596,670)

Net income, less participating securities’ share in earnings	$19,078,102	$2,358,335	$29,390,105	$12,822,581

Depreciation and amortization:
Continuing operations	8,788,205	7,914,831	17,420,101	15,346,932
Discontinued operations	76,384	440,192	190,961	901,347
Loss (gain) on sale of real estate	1,445,555	—	1,445,555	(5,324)
Real estate impairment charge	—	564,005	—	564,005

Funds from operations	$29,388,246	$11,277,363	$48,446,722	$29,629,541

Acquisition costs	279,258	616,081	3,704,270	2,656,053
Debt refinancing costs	—	3,788,998	—	3,788,998
Write-off of other receivables	—	1,845,968	—	1,845,968

Normalized funds from operations	$29,667,504	$17,528,410	$52,150,992	$37,920,560

Share-based compensation	1,778,253	1,823,597	3,636,709	3,661,306
Debt costs amortization	855,445	1,011,107	1,710,827	1,998,062
Additional rent received in advance (B)	(300,000)	(300,000)	(600,000)	(600,000)
Straight-line rent revenue and other	(2,299,056)	(2,280,189)	(4,032,752)	(4,014,863)

Adjusted funds from operations	$29,702,146	$17,782,925	$52,865,776	$38,965,065

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.14	$0.02	$0.23	$0.12
Depreciation and amortization:
Continuing operations	0.07	0.07	0.13	0.14
Discontinued operations	—	—	—	—
Loss (gain) on sale of real estate	0.01	—	0.01	—
Real estate impairment charge	—	0.01	—	0.01

Funds from operations	$0.22	$0.10	$0.37	$0.27

Acquisition costs	—	0.01	0.03	0.02
Debt refinancing costs	—	0.03	—	0.03
Write-off of other receivables	—	0.02	—	0.02

Normalized funds from operations	$0.22	$0.16	$0.40	$0.34

Share-based compensation	0.01	0.02	0.03	0.03
Debt costs amortization	0.01	—	0.01	0.02
Additional rent received in advance (B)	—	—	—	—
Straight-line rent revenue and other	(0.02)	(0.02)	(0.03)	(0.04)

Adjusted funds from operations	$0.22	$0.16	$0.41	$0.35

(A)	Financials have been restated to reclass the operating results of certain properties sold in December 2011 and June 2012 to discontinued operations.
(B)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO,which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.